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                                                                    EXHIBIT 99.1



CONTACTS FOR WAMU:                  CONTACTS FOR LONG BEACH FINANCIAL:
MEDIA:                              MEDIA:
Name:  Libby Hutchinson             Name:  Jim Sullivan
Phone: (206) 461-2484               Phone: (714) 541-5378  Ext. 7725

INVESTORS:                          INVESTORS:
Name:  JoAnn DeGrande               Name:  Jim Leonetti
Phone: (206) 461-3186               Phone: (714) 541-5378  Ext. 7415



                                                                    May 19, 1999

                              FOR IMMEDIATE RELEASE


                   WASHINGTON MUTUAL AND LONG BEACH FINANCIAL
                          ANNOUNCE DEFINITIVE AGREEMENT

          COMBINATION TO EXPAND WASHINGTON MUTUAL'S SPECIALTY MORTGAGE FINANCE BUSINESS, ACCELERATE GROWTH AT LONG BEACH MORTGAGE COMPANY

                       MERGER ANTICIPATED TO BE ACCRETIVE
                   WITHOUT REVENUE ENHANCEMENTS OR COST SAVES

        SEATTLE AND ORANGE, CALIF. - Washington Mutual, Inc. (NYSE: WM) today announced that it has signed a definitive agreement to purchase Orange, California-based Long Beach Financial Corp. (Nasdaq: LBFC).

        Under the terms of the agreement, Washington Mutual will acquire all of the outstanding stock of Long Beach Financial at a fixed price of $15.50 per share, payable at the election of the holder in cash or Washington Mutual common stock valued at the


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average cost for the five trading days ending three days prior to closing, for an aggregate value of $350.4 million. Long Beach Financial's common stock yesterday closed at $12.31 per share. In addition, options to purchase Long Beach stock will be converted to options to purchase Washington Mutual common stock.


                                     -More-

WAMU/LONG BEACH  -- 2

        The purchase of Long Beach Financial - which originated $752 million in subprime residential mortgages in the first quarter of 1999 - will expand Washington Mutual's presence in the specialty residential mortgage market. Long Beach originates, purchases, sells and services mortgages in 50 states through a network of more than 12,500 independent loan brokers. It currently services approximately $2 billion in loans and reported record net earnings of $6.5 million for the first quarter of 1999, up 20 percent from the previous year's first quarter.

        The combination is anticipated to be accretive to Washington Mutual's earnings per share, without revenue enhancements or cost savings, shortly following the close of the transaction. The acquisition is expected to be accounted for as a purchase and allows Long Beach Financial shareholders, in the aggregate, to receive up to 48 percent of the consideration in cash.

        Washington Mutual anticipates repurchasing some of its shares on the open market to complete the transaction.

        "This transaction represents an important extension of Washington Mutual's core strategy to be one of the nation's leading consumer-oriented financial services institutions," said Kerry Killinger, Chairman and CEO of Washington Mutual. "Long Beach Financial is one of the nation's most well-established subprime mortgage lenders,


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with excellent nationwide origination capacity, a high quality balance sheet with virtually no intangible assets and a talented management team that has run the company effectively for more than a decade."

        Killinger added that Long Beach Financial's primary operating subsidiary, Long Beach Mortgage Company, will retain its brand name. In addition, Long Beach will operate with its current management team and employee group as a separate subsidiary, within the umbrella of Washington Mutual's $3 billion-asset consumer finance group. Although there are no current plans for Washington Mutual to retain loans originated by Long Beach Mortgage, Killinger added that the company may explore this option in the future.



                                    - more -

WAMU/LONG BEACH - 3

        "We look forward to joining the Washington Mutual team and advancing our strategic goal to be a leader in the subprime residential mortgage market," said Jack Mayesh, Chairman and CEO, Long Beach Financial. "Washington Mutual's substantial resources and its focus on the delivery of superior products and services to consumers make this transaction a natural fit. Our partnership should also help accelerate Long Beach Mortgage's growth plans and position our company to be a future consolidator in the subprime mortgage industry."

        The transaction requires the approvals of certain state regulators and Long Beach Financial shareholders, as well as regulatory filings with the Department of Justice and the Federal Trade Commission. The companies expect the transaction to close by the end of this


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year's third quarter. If the acquisition is terminated, Washington Mutual has the right, under certain circumstances, to either receive a $15 million break-up fee or to exercise an option to purchase up to 19.9 percent of Long Beach Financial's common stock.

        With a history dating back to 1889, Seattle-based Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At March 31, 1999, Washington Mutual and its subsidiaries had consolidated assets of $174.3 billion. The company operates more than 2,000 offices throughout the nation.

        Long Beach Financial Corporation originates, purchases, sells and services subprime residential home mortgage loans through its subsidiary, Long Beach Mortgage Company. These loans are generated through its relationships with over 12,500 mortgage brokers. Long Beach Mortgage Company services its brokers through 68 offices with a sales force in excess of 325. Long Beach Financial Corporation is headquartered in Orange, California and is traded on the NASDAQ National Market under the symbol LBFC. The Company's internet website may be accessed at www.longbeachfinancial.com.

        This press release contains forward-looking statements regarding the benefits of the merger of Washington Mutual and Long Beach Financial, including earnings accretion and potential business opportunities following the merger. Actual results may vary from the forward-looking statements for the reasons, among others, described under the heading "Business--Risk Factors" in Washington Mutual's Annual Report on Form 10-K for the year ended December 31, 1998, and under the heading "Business--Certain Factors and Trends Affecting the Company and its Business" in Long Beach Financial's Annual Report on Form 10-K for the year ended December 31, 1998, to both of which reference is made. These factors include without limitation, conditions in the secondary market, competitive factors which could adversely affect consumer banking strategy and economic conditions in California that could negatively impact the volume of loan originations and the amount of loan losses.


                                    - more -

WAMU/LONG BEACH - 4

        This press release contains forward-looking statements that involve risk and uncertainties that may cause actual results to differ materially from current expectations and projections. These risks and uncertainties include, but are not limited to, changes in the demand for and the market acceptance of Long Beach Financial Corporation's (the Company) products, changes in the mortgage lending industry,


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changes in general economic conditions, the impact of competition, the ability to maintain and increase sources of funding, changes in the value of real estate, changes in the regulatory environment, the ability of the Company to sell its loans in the secondary markets and the price to be received by the Company from such sales, and other risks disclosed from time to time in the Company's reports and filings with the Securities and Exchange Commission.


                                      # # #

Note to Editors: Today's news release, along with other news about Washington Mutual and Long Beach Financial, is available on the Internet at http://www.washingtonmutual.com and http://www.longbeachfinancial.com